UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2026

First Trinity Financial Corporation

(Exact Name of registrant as specified in its charter)

Commission File No. 000-52613

Oklahoma	34-1991436
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

7633 East 63rd Place, Suite 230, Tulsa, Oklahoma	74133-1246
(Address of principal executive offices)	(Zip Code)

(918) 249-2438
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Change in Control of the Company

(a)(1)(2) Gregg E. Zahn (“Mr. Zahn”) the holder of 100,000 shares of First Trinity Financial Corporation’s (the “Company”) Class B common stock may be deemed to have acquired control of the Company at its Annual Meeting of Shareholders held June 24, 2026 (“Annual Meeting”). See Item 5.07 below.

(a)(3) Mr. Zahn, under the Company’s Amended and Restated Certificate of Incorporation, as the holder of 100,000 shares (or 98.9%) of the Company’s Class B Common Stock nominated, pursuant to Schedule 14N filed with the Securities and Exchange Commission (“SEC”) and the Company on April 9, 2026, five of the nine nominees to the Company’s board of directors to be elected at the Annual Meeting. All five nominees are and have been long standing members of the Company’s board. All five nominees were elected and Mr. Zahn was also elected as one of the other four directors by holders of the Company’s Class A common stock. See Item 5.07 below.

(a)(4)(5)(6) Mr. Zahn acquired the Class B common stock in exchange for an equal number of shares of Class A common stock pursuant to an exchange offer made to all of the Company’s shareholders under the definitive proxy statement for the Company’s annual meeting held October 2, 2019. No other consideration was paid by Mr. Zahn for his shares of Class B common stock.

(a)(7) A description of the relative rights of the holder of the Company’s Class A and Class B common stock under the Amended and Restated Certificate of Incorporation is set forth in the Company’s Current Report on Form 8-K filed with the SEC on March 30, 2020. A copy of the Amended and Restated Certificate of Incorporation was filed as Exhibit 3.1 thereto.

(b) As set forth above, Mr. Zahn as the holder of 98.9% of the Company’s Class B common stock has the right to elect a majority of the Company’s directors, therefore, his nominations could effect changes in the Company’s board of directors at future meetings of its shareholders.

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2026 Annual Meeting of the shareholders of First Trinity Financial Corporation (the “Company”) was held on June 24, 2026 at 10:00 A.M. Central Daylight Savings Time at the Board Room of the First Trinity Financial Corporate office – 7633 East 63rd Place, Suite 230, Tulsa, Oklahoma 74133.

QUORUM

The total number of votes eligible to be cast at said Meeting of Shareholders, determined at the close of business on March 20, 2026, the record date fixed by the Company’s Board of Directors for determination of the number of votes that may be cast at said Meeting and of those persons entitled to notice of and to vote at said Meeting, is 9,434,506 Class A Common Stock and Class B Common Stock (9,333,404 Class A Common Stock and 101,102 Class B Common Stock).

There are present at said Meeting, in person or by proxy, persons entitled to cast 4,771,892 Class A Common Stock and Class B Common Stock votes (4,671,892 Class A Common Stock votes and 100,000 Class B Common Stock votes).

There being present at said Meeting, either in person or by proxy, persons entitled to cast more than 50% of the total number of votes eligible to be cast thereat, a quorum is present for the transaction of business.

PROPOSALS

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal Number 1 – Class A Common Stock

To elect four (4) directors to hold office for a term of one year or until their successors are duly elected and qualified.

The following four (4) individuals were elected. The votes were cast as follows:

	Total	Withhold	For All	Net
Director	Votes	All	Except	Total
Gregg E Zahn	4,671,892	136,240	36,719	4,498,933
Charles W. Owens	4,671,892	136,240	9,527	4,526,125
George E. Peintner	4,671,892	136,240	4,969	4,530,683
Francine M. Zahn	4,671,892	136,240	38,713	4,496,939

Proposal Number 1 – Class B Common Stock

To elect five (5) directors to hold office for a term of one year or until their successors are duly elected and qualified.

The following five (5) individuals were elected. The votes were cast as follows:

	Total	Withhold	For All	Net
Director	Votes	All	Except	Total
William S. Lay	100,000	0	0	100,000
Bill H. Hill	100,000	0	0	100,000
Will W. Klein	100,000	0	0	100,000
Gary L. Sherrer	100,000	0	0	100,000
Gerald J. Kohout	100,000	0	0	100,000

Proposal Number 2 – Class A and Class B Common Stock

To ratify the selection of Kerber, Eck & Braeckel LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

The Company’s shareholders ratified the appointment of Kerber, Eck & Braeckel LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The votes were cast as follows:

Independent Registered		Votes	Votes	Net
Public Accounting Firm	Total	Against	Abstained	Votes For
Kerber, Eck & Braeckel LLP	4,771,892	106,548	18,729	4,646,615

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: June 25, 2026	By:	/s/ Gregg E. Zahn
Gregg E. Zahn
President and Chief Executive Officer

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